Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.  333-87014, 333-94739, 333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878, 333-127273, 333-147401, 333-150633, 333-180923 and 333-195454 on Form S-8 of our reports dated February 29, 2016, relating to the consolidated financial statements and financial statement schedule of Teledyne Technologies Incorporated, and the effectiveness of Teledyne Technologies Incorporated’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended January 3, 2016.

/s/ Deloitte & Touche LLP
February 29, 2016